Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

TE Connectivity plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
	Equity	Ordinary Shares, par value $0.01 per share	Rule 457(c) and Rule 457(f)(1)	315,599,468 (1)	–	$43,868,326,052.00 (2)	$147.60 per $1,000,000	$6,474,964.93
Fees Previously Paid
	–	–	–	–	–	–		–
Carry Forward Securities
Carry Forward Securities
	–	–	–	–		–			–	–	–	–
						$43,868,326,052.00
		Total Offering Amounts						$6,474,964.93

		Total Fees Previously Paid						–

		Total Fee Offsets						–

		Net Fee Due						$6,474,964.93

(1) Represents the maximum number of ordinary shares of TE Connectivity plc, an Irish public limited company (“Irish TEL”), estimated to be issuable by Irish TEL to the shareholders of TE Connectivity Ltd., a company organized under the laws of Switzerland (“Swiss TEL”), immediately following the completion of the merger and transactions described in this registration statement. Calculated as the sum of 307,555,939 Swiss TEL common shares outstanding as of March 11, 2024 plus 8,043,529 Swiss TEL common shares issuable pursuant to outstanding stock options, restricted stock units and performance stock units outstanding as of March 11, 2024.

(2) Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of the Irish TEL ordinary shares was calculated as the sum of the product of (i) $139.00, the average of the high and low prices per Swiss TEL common share on the New York Stock Exchange on March 15, 2024 and (ii) 315,599,468, the number of shares of Irish TEL ordinary shares that may be issued in exchange for Swiss TEL common shares, calculated in accordance with footnote (1) above.